Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS
SECOND QUARTER RESULTS, HIGHLIGHTED BY
LOAN AND NONINTEREST INCOME GROWTH

OLNEY, MARYLAND, July 18, 2006 – Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income for the second quarter of 2006 of $8.1 million ($.54 per diluted share) compared to $7.8 million ($.53 per diluted share) for the second quarter of 2005, an increase of 4%. Net income for the six-month period ending June 30, 2006 totaled $16.4 million ($1.10 per diluted share) compared to $15.7 million ($1.06 per diluted share) for the prior year period, a 5% increase.

“We continue to experience consistent loan growth as evidenced by a 17% increase over the prior year. Our ongoing challenge, given the current interest rate environment and its impact on core deposit gathering, is the need to fund the growth of our loan portfolios with alternative sources of funds,” said Hunter R. Hollar, President and Chief Executive Officer.

“As we noted at the end of the first quarter, the growth trend in noninterest income continues to build in a positive direction, proving the soundness of our strategies for diversifying sources of revenue into fee-based business lines,” said Hollar. “We are continuing to focus on expense control across the organization, while making selected investments that we believe are both prudent and necessary to grow and raise visibility. We recently opened our fifth office in the rapidly expanding Frederick, MD market, and we have been continuing to allocate dollars toward a comprehensive marketing program.”

Sandy Spring Bancorp’s return on average stockholders’ equity was 14.48% for the second quarter of 2006, compared to 15.63% for the same period in the prior year. Return on average assets for the second quarter of 2006 was 1.27%, compared to 1.36% for the second quarter of 2005.

For the first six months of 2006, return on average stockholders’ equity was 14.94% compared to 15.91% for the first six months of 2005. Return on average assets for the first six months of 2006 was 1.31%, compared to 1.37% for the first six months of 2005.

Comparing June 30, 2006 balances to June 30, 2005, total assets increased 10% to $2.6 billion due mainly to growth in the loan portfolio. Total loans and leases increased 17% to $1.8 billion compared to the prior year. Customer funding sources, which include deposits plus other short-term borrowings from core customers, increased 7% to $2.1 billion at June 30, 2006. Stockholders’ equity totaled $226.7 million at quarter end, and represented 8.77% of total assets, compared to 8.66% at June 30, 2005.

Due primarily to growth in the loan portfolio, the provision for loan and lease losses totaled $1.0 million for the second quarter of 2006 compared to $0.9 million for the second quarter of 2005. The provision for loan and lease losses totaled $2.0 million for the first six months of 2006 compared to $1.0 million in the same period in 2005. The allowance for loan and lease losses represented 1.06% of outstanding loans at June 30, 2006.

The Company’s management will host a conference call to discuss its second quarter results today at 2:00 P.M. (ET). A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.

DETAILED REVIEW OF FINANCIAL RESULTS

Comparing the second quarter of 2006 and 2005, net interest income increased by $2.3 million, or 11%, due primarily to continued growth in the loan portfolio which was partially offset by a lower net interest margin. The net interest margin decreased to 4.30% in 2006 from 4.39% in 2005 due primarily to slowing growth in noninterest bearing deposits and increased short-term borrowings within a flat yield curve environment.

Noninterest income increased 4% in the second quarter of 2006 as compared to 2005 due to increases in virtually every business line. Excluding securities gains, noninterest income increased 14% in the second quarter as compared to 2005. Trust and investment management feesincreased 133% due to growth in trust assets under management and the acquisition of West Financial Services, Inc. in the fourth quarter of 2005. Insurance agency commissions also increased 32% over 2005 due to higher premiums from commercial property and casualty lines and the acquisition of Neff & Associates in the first quarter of 2006. Fees on sales of investment products also increased 19% over the prior year due to increased sales volumes while Visa® check fees increased 11% reflecting a growing volume of electronic banking transactions. These increases were partially offset by a decline of 38% in gains on sales of mortgage loans reflecting lower mortgage loan origination volumes.

Noninterest expenses were $20.8 million in the second quarter of 2006 compared to $19.2 million in 2005, an increase of $1.6 million or 9%. This increase was primarily the result of increases in salaries and benefits due to the acquisition of West Financial Services, Inc. and Neff & Associates and a larger staff. Outside data services grew during the quarter by 19% while marketing expenses increased by 16% over the second quarter of 2005 representing long term investments under the Company’s strategic plan. Intangibles amortization increased $0.2 million or 47% as a result of the above acquisitions.

Stock-based compensation expense of $0.1 million, net of income taxes ($.01 per diluted share) was recorded in the second quarter of 2006 as required under a new accounting standard (SFAS 123R). The Company estimates the full year effect of this new accounting rule to total $0.5 million, net of income taxes ($.03 per diluted share).

Comparing the first six months of 2006 and 2005, net interest income increased by $4.3 million, or 10%, due primarily to continued growth in the loan portfolio which was somewhat offset by a lower net interest margin. The net interest margin decreased to 4.32% in 2006 from 4.39% in 2005 due largely to slowing growth in noninterest deposits and increased short-term borrowings as a result of the flat yield curve environment.

Noninterest income increased 14% in the first six months of 2006 as compared to 2005 due to increases in virtually every business line. Excluding securities gains, noninterest income increased 20% in the first six months of the year over the prior year period. Trust and investment management feesincreased 137% due to growth in trust assets under management and the acquisition of West Financial Services, Inc. in the fourth quarter of 2005. Insurance agency commissions also increased 23% over 2005 due to higher premiums from commercial property and casualty lines and the acquisition of Neff & Associates in the first quarter of 2006. Fees on sales of investment products also increased 36% over the prior year due to increased sales volumes while Visa® check fees increased 10%. Gains on sales of mortgage loans decreased 18% reflective of market conditions.

Noninterest expenses were $41.2 million in the first six months of 2006 compared to $37.6 million in 2005, an increase of $3.6 million or 10%. This increase was primarily the result of increases in salaries and benefits due to the acquisition of West Financial Services, Inc. and Neff & Associates and a larger staff. Outside data services increased 12% for the year to date while marketing expenses increased by 17% over the prior year period in accord with the Company’s strategic plan as mentioned above. Intangibles amortization increased $0.5 million or 48% as a result of the above acquisitions.

Stock-based compensation expense of $0.2 million, net of income taxes ($.02 per diluted share) was recorded in the first six months of 2006 as required under a new accounting standard (SFAS 123R).

About Sandy Spring Bancorp/Sandy Spring Bank

With $2.6 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc. Sandy Spring Bancorp is the third largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 32 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland and 77 ATMs located throughout Maryland. Through its subsidiaries, the Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com for more information.

For additional information or questions, please contact:
Hunter R. Hollar, President & Chief Executive Officer, or
Philip J. Mantua, Executive V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
E-mail:	HHollar@sandyspringbank.com
PMantua@sandyspringbank.com
Web site:	www.sandyspringbank.com

Forward-Looking Statements: Sandy Spring Bancorp makes forward-looking statements in this News Release that are subject to risks and uncertainties. These forward-looking statements include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by: management’s estimates and projections of future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters which, by their nature, are subject to significant uncertainties. Because of these uncertainties, Sandy Spring Bancorp’s actual future results may differ materially from those indicated. In addition, the Company’s past results of operations do not necessarily indicate its future results.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,

	2006	2005	% Change	2006	2005	% Change

Profitability for the period:
Net interest income	$23,852	$21,527	11	$47,029	$42,727	10
Provision for loan and lease losses	1,045	900	16	1,995	1,000	100
Noninterest income	9,395	9,053	4	19,241	16,893	14
Noninterest expenses	20,828	19,153	9	41,184	37,590	10
Income before income taxes	11,374	10,527	8	23,091	21,030	10
Net income	$8,095	7,797	4	$16,435	$15,653	5

Return on average assets	1.27%	1.36%		1.31%	1.37%
Return on average equity	14.48%	15.63%		14.94%	15.91%
Net interest margin	4.30%	4.39%		4.32%	4.39%
Efficiency ratio – GAAP based *	62.65%	62.63%		62.15%	63.05%
Efficiency ratio – traditional *	57.81%	59.16%		57.36%	58.77%

Per share data:
Basic net income	$0.55	$0.53	4	$1.11	$1.07	4
Diluted net income	0.54	0.53	2	1.10	1.06	4
Dividends declared	0.22	0.21	5	0.44	0.41	7
Book value	15.33	13.91	10	15.33	13.91	10
Tangible book value	13.78	12.72	8	13.78	12.72	8
Average fully diluted shares	14,884,677	14,719,742		14,886,115	14,740,323

At period-end:
Assets	$2,586,353	$2,348,305	10	$2,586,353	$2,348,305	10
Deposits	1,818,347	1,781,622	2	1,818,347	1,781,622	2
Loans and leases	1,781,964	1,517,780	17	1,781,964	1,517,780	17
Securities	588,552	577,905	2	588,552	577,905	2
Stockholders' equity	226,738	203,294	12	226,738	203,294	12

Capital and credit quality ratios:
Average equity to average assets	8.77%	8.67%		8.80%	8.62%
Allowance for loan and lease losses to loans and leases	1.06%	1.03%		1.06%	1.03%
Nonperforming assets to total assets	0.10%	0.15%		0.10%	0.15%
Annualized net charge-offs to average loans and leases	0.00%	0.01%		0.00%	0.00%

*	The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.

The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from noninterest expenses; excludes securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
Reconciliation of GAAP-based and Traditional Efficiency Ratios
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

Noninterest expenses–GAAP based	20,828	$19,153	41,184	$37,590
Net interest income plus noninterest income–
GAAP based	33,247	30,580	66,270	59,620

Efficiency ratio–GAAP based	62.65%	62.63%	62.15%	63.05%

Noninterest expenses–GAAP based	$20,828	$19,153	$41,184	$37,590
Less non-GAAP adjustment:
Amortization of intangible assets	742	505	1,484	1,001

Noninterest expenses–traditional ratio	20,086	18,648	39,700	36,589

Net interest income plus noninterest income–
GAAP based	33,247	30,580	66,270	59,620
Plus non-GAAP adjustment:
Tax-equivalency	1,499	1,766	2,941	3,475
Less non-GAAP adjustments:
Securities gains	1	825	1	840

Net interest income plus noninterest income – traditional ratio	34,745	31,521	69,210	62,255

Efficiency ratio – traditional	57.81%	59.16%	57.36%	58.77%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	June 30		December 31

	2006	2005	2005

Assets
Cash and due from banks	$48,354	$54,258	$47,294
Federal funds sold	11,258	33,934	6,149

Cash and cash equivalents	59,612	88,192	53,443

Interest-bearing deposits with banks	436	9,120	751
Residential mortgage loans held for sale (at fair value)	9,450	20,052	10,439
Investments available-for-sale (at fair value)	291,167	262,792	256,571
Investments held-to-maturity – fair value of $282,438 $311,636 and $302,966, respectively	279,221	302,362	295,648
Other equity securities	18,164	12,751	15,213

Total loans and leases	1,781,964	1,517,780	1,684,379
Less: allowance for loan and lease losses	(18,910)	(15,673)	(16,886)

Net loans and leases	1,763,054	1,502,107	1,667,493

Premises and equipment, net	45,616	45,678	45,385
Accrued interest receivable	13,894	11,770	13,144
Goodwill	10,836	8,554	10,272
Other intangible assets, net	12,173	8,865	12,218
Other assets	82,730	76,062	79,039

Total assets	$2,586,353	$2,348,305	$2,459,616

Liabilities
Noninterest-bearing deposits	$420,744	$467,630	$439,277
Interest-bearing deposits	1,397,603	1,313,992	1,363,933

Total deposits	1,818,347	1,781,622	1,803,210

Short-term borrowings	484,203	279,424	380,220
Other long-term borrowings	1,983	29,333	2,158
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	20,082	19,632	21,145

Total liabilities	2,359,615	2,145,011	2,241,733
Stockholders' Equity
Common stock – par value $1.00; shares authorized 50,000,000; shares issued and outstanding 14,785,758, 14,614,739 and 14,793,987, respectively	14,786	14,615	14,794
Additional paid in capital	26,565	20,815	26,599
Retained earnings	187,016	165,970	177,084
Accumulated other comprehensive income(loss)	(1,629)	1,894	(594)

Total stockholders' equity	226,738	203,294	217,883

Total liabilities and stockholders' equity	$2,586,353	$2,348,305	$2,459,616

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

Interest income:
Interest and fees on loans and leases	$31,287	$22,411	$60,145	$43,452
Interest on loans held for sale	142	223	292	390
Interest on deposits with banks	4	22	14	26
Interest and dividends on securities:
Taxable	3,369	2,957	6,400	6,285
Exempt from federal income taxes	2,928	3,415	5,944	7,009
Interest on federal funds sold	143	204	255	257

Total interest income	37,873	29,232	73,050	57,419
Interest expense:
Interest on deposits	8,794	4,855	16,468	9,043
Interest on short-term borrowings	4,650	2,099	8,399	4,117
Interest on long-term borrowings	577	751	1,154	1,532

Total interest expense	14,021	7,705	26,021	14,692

Net interest income	23,852	21,527	47,029	42,727
Provision for loan and lease losses	1,045	900	1,995	1,000

Net interest income after provision for loan and lease losses	22,807	20,627	45,034	41,727
Noninterest income:
Securities gains	1	825	1	840
Service charges on deposit accounts	1,950	1,984	3,798	3,655
Gains on sales of mortgage loans	549	889	1,331	1,620
Fees on sales of investment products	763	640	1,481	1,085
Trust and investment management fees	2,196	944	4,312	1,816
Insurance agency commissions	1,618	1,224	3,726	3,035
Income from bank owned life insurance	567	559	1,120	1,114
Visa check fees	612	550	1,147	1,041
Other income	1,139	1,438	2,325	2,687

Total noninterest income	9,395	9,053	19,241	16,893
Noninterest expenses:
Salaries and employee benefits	12,730	11,454	25,201	22,743
Occupancy expense of premises	2,039	1,964	4,165	3,888
Equipment expenses	1,412	1,294	2,728	2,616
Marketing	472	406	813	694
Outside data services	833	701	1,614	1,441
Amortization of intangible assets	742	505	1,484	1,001
Other expenses	2,600	2,829	5,179	5,207

Total noninterest expenses	20,828	19,153	41,184	37,590

Income before income taxes	11,374	10,527	23,091	21,030
Income tax expense	3,279	2,730	6,656	5,377

Net income	$8,095	$7,797	$16,435	$15,653

Basic net income per share	$0.55	$0.53	$1.11	$1.07
Diluted net income per share	0.54	0.53	1.10	1.06
Dividends declared per share	0.22	0.21	0.44	0.41

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data
(Dollars in thousands, except per share data)

	2006		2005

	Q2	Q1	Q4	Q3	Q2	Q1

Profitability for the quarter:
Tax-equivalent interest income	$39,372	$36,619	$35,150	$33,244	$30,998	$29,896
Interest expense	14,021	12,000	10,425	8,865	7,705	6,987
Tax-equivalent net interest income	25,351	24,619	24,725	24,379	23,293	22,909
Tax-equivalent adjustment	1,499	1,442	1,800	1,853	1,766	1,709
Provision for loan and lease losses	1,045	950	1,000	600	900	100
Noninterest income	9,395	9,846	9,904	10,112	9,053	7,840
Noninterest expenses	20,828	20,356	20,860	18,744	19,153	18,437
Income before income taxes	11,374	11,717	10,969	13,294	10,527	10,503
Income tax expense	3,279	3,377	2,991	3,827	2,730	2,647
Net Income	8,095	8,340	7,978	9,467	7,797	7,856

Financial ratios:
Return on average assets	1.27%	1.36%	1.31%	1.58%	1.36%	1.39%
Return on average equity	14.48%	15.41%	14.76%	18.31%	15.63%	16.20%
Net interest margin	4.30%	4.35%	4.38%	4.39%	4.39%	4.39%
Efficiency ratio – GAAP based *	62.65%	61.64%	63.54%	57.43%	62.63%	63.49%
Efficiency ratio – traditional *	57.81%	56.91%	59.36%	55.74%	59.16%	58.38%

Per share data:
Basic net income	$0.55	$0.56	$0.54	$0.65	$0.53	$0.54
Diluted net income	$0.54	$0.56	$0.54	$0.64	$0.53	$0.53
Dividends declared	$0.22	$0.22	$0.22	$0.21	$0.21	$0.20
Book value	$15.33	$15.06	$14.73	$14.23	$13.91	$13.57
Tangible book value	$13.78	$13.46	$13.21	$13.07	$12.72	$12.35
Average fully diluted shares	14,884,677	14,924,571	14,886,046	14,735,318	14,719,742	14,760,551

Noninterest income breakdown:
Securities gains	$1	$0	$661	$1,761	$825	$15
Service charges on deposit accounts	1,950	1,848	1,983	2,050	1,984	1,671
Gains on sales of mortgage loans	549	782	932	1,205	889	731
Fees on sales of investment products	763	718	551	473	640	445
Trust and investment management fees	2,196	2,116	2,074	1,116	944	872
Insurance agency commissions	1,618	2,108	1,160	1,114	1,224	1,811
Income from bank owned life insurance	567	553	575	570	559	555
Visa check fees	612	535	570	556	550	491
Other income	1,139	1,186	1,398	1,267	1,438	1,249
Total	9,395	9,846	9,904	10,112	9,053	7,840

Noninterest expense breakdown:
Salaries and employee benefits	$12,730	$12,471	$12,897	$11,373	$11,454	$11,289
Occupancy expense of premises	2,039	2,126	2,066	2,099	1,964	1,924
Equipment expenses	1,412	1,316	1,379	1,415	1,294	1,322
Marketing	472	341	278	253	406	288
Outside data services	833	781	781	718	701	740
Amortization of intangible assets	742	742	696	501	505	496
Other expenses	2,600	2,579	2,763	2,385	2,829	2,378
Total	20,828	20,356	20,860	18,744	19,153	18,437

*	The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.
The traditional, non-GAAP efficiency ratio excludes intangible asset amortization expenses from noninterest noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Historical Trends in Quarterly Financial Data.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data
(Dollars in thousands, except per share data)

	2006		2005

	Q2	Q1	Q4	Q3	Q2	Q1

Balance sheets at quarter end:
Residential mortgage loans	$386,805	$428,698	$413,324	$400,657	$393,961	$375,746
Residential construction loans	169,564	166,767	155,379	143,691	136,733	139,964
Commercial mortgage loans	461,708	425,392	415,983	410,409	390,306	395,528
Commercial construction loans	214,628	188,477	178,764	136,606	119,006	94,708
Commercial loans and leases	200,712	193,524	185,680	160,379	154,237	150,143
Consumer loans	348,547	341,490	335,249	327,393	323,537	312,725
Total loans and leases	1,781,964	1,744,348	1,684,379	1,579,135	1,517,780	1,468,814
Less: allowance for loan and lease losses	(18,910)	(17,860)	(16,886)	(16,268)	(15,673)	(14,738)
Net loans and leases	1,763,054	1,726,488	1,667,493	1,562,867	1,502,107	1,454,076
Goodwill	10,836	10,826	10,272	8,554	8,554	8,554
Other intangible assets, net	12,173	12,916	12,218	8,364	8,865	9,370
Total assets	2,586,353	2,499,577	2,459,616	2,383,360	2,348,305	2,284,198
Total deposits	1,818,347	1,839,355	1,803,210	1,804,888	1,781,622	1,745,675
Customer repurchase agreements	235,853	181,520	170,769	158,977	143,873	121,791
Total stockholders' equity	226,738	222,962	217,883	208,090	203,294	198,709

Quarterly average balance sheets:
Residential mortgage loans	$449,482	$427,609	$423,805	$423,420	$401,148	$384,504
Residential construction loans	167,632	161,649	150,099	141,197	137,720	137,897
Commercial mortgage loans	436,036	424,467	407,459	394,862	393,291	389,215
Commercial construction loans	206,419	186,606	158,076	128,010	103,584	91,733
Commercial loans and leases	196,093	188,747	161,478	154,920	151,766	149,783
Consumer loans	345,194	339,299	333,671	327,495	320,276	310,421
Total loans and leases	1,800,856	1,728,377	1,634,588	1,569,904	1,507,785	1,463,553
Securities	554,157	555,061	589,552	593,102	591,610	641,960
Total earning assets	2,367,100	2,294,665	2,239,438	2,203,251	2,130,469	2,115,369
Total assets	2,558,458	2,482,512	2,421,725	2,384,327	2,307,888	2,286,209
Total interest-bearing liabilities	1,895,652	1,821,530	1,733,626	1,696,691	1,647,365	1,660,839
Noninterest-bearing demand deposits	419,454	418,214	452,738	458,131	440,945	415,824
Total deposits	1,819,255	1,799,213	1,809,237	1,800,171	1,751,192	1,723,667
Customer repurchase agreements	196,359	167,620	172,826	155,417	135,009	123,663
Stockholders' equity	224,265	219,424	214,489	205,138	200,047	196,659

Capital and credit quality measures:
Average equity to average assets	8.77%	8.84%	8.86%	8.60%	8.67%	8.60%
Loan and lease loss allowance to loans and leases	1.06%	1.02%	1.00%	1.03%	1.03%	1.00%
Nonperforming assets to total assets	0.10%	0.12%	0.06%	0.14%	0.15%	0.10%
Annualized net (charge-offs) recoveries to average loans and leases	0.00%	0.01%	(0.09)%	0.00%	0.01%	0.00%

Miscellaneous data:
Net (charge-offs) recoveries	$29	$24	($382)	($5)	$35	($16)
Nonperforming assets:
Non-accrual loans and leases	1,691	585	437	1,032	661	672
Loans and leases 90 days past due	988	2,473	958	2,289	2,757	1,531
Restructured loans and leases	0	0	0	0	0	0
Other real estate owned, net	0	0	0	0	0	73
Total nonperforming assets	2,679	3,058	1,395	3,321	3,418	2,276

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
(Dollars in thousands and tax-equivalent)

	Three Months Ended June 30,

	2006			2005

			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate

Assets
Residential mortgage loans	$449,482	$6,458	5.74%	$401,148	$5,496	5.48%
Residential construction loans	167,632	3,046	7.29	137,720	2,145	6.25
Commercial mortgage loans	436,036	7,857	7.20	393,291	6,379	6.51
Commercial construction loans	206,419	4,468	8.74	103,584	1,777	6.88
Commercial loans and leases	196,093	3,938	8.05	151,766	2,636	6.96
Consumer loans	345,194	5,662	6.58	320,276	4,201	5.26

Total loans and leases	1,800,856	31,429	7.00	1,507,785	22,634	6.02
Securities	554,157	7,796	5.68	591,610	8,138	5.51
Interest-bearing deposits with banks	481	4	3.06	2,996	22	2.87
Federal funds sold	11,606	143	4.95	28,078	204	2.91

TOTAL EARNING ASSETS	2,367,100	39,372	6.68%	2,130,469	30,998	5.83%

Less: allowance for loan and lease losses	(18,446)			(15,037)
Cash and due from banks	46,705			46,358
Premises and equipment, net	45,714			44,951
Other assets	117,385			101,147

Total assets	$2,558,458			$2,307,888

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$233,156	$163	0.28%	$239,446	$160	0.27%
Regular savings deposits	190,322	188	0.40	216,242	181	0.34
Money market savings deposits	363,123	2,557	2.82	375,803	1,433	1.53
Time deposits	613,200	5,886	3.85	478,756	3,081	2.58

Total interest-bearing deposits	1,399,801	8,794	2.52	1,310,247	4,855	1.49
Borrowings	495,851	5,227	4.23	337,118	2,850	3.36

TOTAL INTEREST-BEARING LIABILITIES	1,895,652	14,021	2.97	1,647,365	7,705	1.87

Noninterest-bearing demand deposits	419,454			440,945
Other liabilities	19,087			19,531
Stockholder's equity	224,265			200,047

Total liabilities and stockholders' equity	$2,558,458			$2,307,888

Net interest income and spread		$25,351	3.71%		$23,293	3.96%

Less: tax equivalent adjustment		1,499			1,766

Net interest income		23,852			21,527

Interest income/earning assets			6.68%			5.83%
Interest expense/earning assets			2.38			1.45

Net interest margin			4.30%			4.39%

*Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.00% (or a combined marginal federal and state rate of 39.55%), to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $6.0 million in 2006 and $7.1 million in 2005.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
(Dollars in thousands and tax-equivalent)

	Six Months Ended June 30,

	2006			2005

			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate

Assets
Residential mortgage loans	$438,606	$12,591	5.74%	$392,872	$10,725	5.46%
Residential construction loans	164,657	5,880	7.20	137,808	4,140	6.06
Commercial mortgage loans	430,283	15,200	7.11	391,265	12,537	6.46
Commercial construction loans	196,568	8,275	8.52	97,691	3,227	6.66
Commercial loans and leases	192,440	7,547	7.90	150,780	5,104	6.82
Consumer loans	342,263	10,943	6.45	316,369	8,109	5.17

Total loans and leases	1,764,817	60,436	6.89	1,486,785	43,842	5.93
Securities	554,606	15,285	5.60	616,646	16,769	5.50
Interest-bearing deposits with banks	718	14	3.93	1,917	26	2.71
Federal funds sold	10,941	256	4.71	18,606	257	2.77

TOTAL EARNING ASSETS	2,331,082	75,991	6.57%	2,123,954	60,894	5.78%

Less: allowance for loan and lease losses	(17,884)			(14,852)
Cash and due from banks	46,140			44,880
Premises and equipment, net	45,663			44,045
Other assets	115,620			102,224

Total assets	$2,520,621			$2,300,251

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$234,854	328	0.28%	$238,547	307	0.26%
Regular savings deposits	194,777	403	0.42	221,716	360	0.33
Money market savings deposits	367,380	4,906	2.69	375,643	2,515	1.35
Time deposits	593,441	10,832	3.68	473,146	5,861	2.50

Total interest-bearing deposits	1,390,452	16,469	2.39	1,309,052	9,043	1.39
Borrowings	468,343	9,552	4.11	345,013	5,649	3.27

TOTAL INTEREST-BEARING LIABILITIES	1,858,795	26,021	2.82	1,654,065	14,692	1.78

Noninterest-bearing demand deposits	418,838			428,454
Other liabilities	21,130			19,352
Stockholder's equity	221,858			198,380

Total liabilities and stockholders' equity	$2,520,621			$2,300,251

Net interest income and spread		$49,970	3.75%		$46,202	3.99%

Less: tax equivalent adjustment		2,941			3,475

Net interest income		47,029			42,727

Interest income/earning assets			6.57%			5.78%
Interest expense/earning assets			2.25			1.39

Net interest margin			4.32%			4.39%

*Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.00% (or a combined marginal federal and state rate of 39.55%), to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $5.9 million in 2006 and $7.0 million in 2005.